Congress Square II

LEASE AGREEMENT

THIS IS A LEASE AGREEMENT, made and entered into by and between Monterey & Great Pacific Corporation, hereinafter called Landlord and MoveMoney.com, Inc., hereinafter called Tenant.

1.  PREMISES:

Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord approximately 3,320 square feet (exact square footage to be determined by Landlord’s architect) of rentable area on the third (3rd) floor(s) in the building known as Congress Square II, (hereinafter called the Building) located at 611 South Congress Avenue, Austin, Travis County, Texas.  The space hereby leased in the Building is hereinafter called the 'Leased Premises' and is outlined on the floor plan drawing attached hereto and made a part hereof.

The term “rentable area” as used above, is the sum of all floor space included within the Leased Premises plus Tenant’s prorata share of common areas in the Building.

2.  TERM:

The term of this Lease is three years, commencing on July 1, 2000, (Commencement Date) and terminating on June 30, 2003, (Termination Date).

3.  USE:

Tenant will use the Leased Premises for General Business.  Tenant shall use the Leased Premises for no other purpose, without the prior written consent of Landlord.

4.  RENT:

As base rental for the Lease and use of the Leased Premises and the mail facility, Tenant will pay Landlord or Landlord’s assigns, at the Landlord’s office, or at such other address as Landlord may from time to time designate, without demand and without deduction, abatement or set-off, the sum of (See “Rental Schedule”),  (exact monthly rental will be determined from square footage to be determined by Landlord’s architect as provided in Article 1) on the first day of each calendar month, monthly in advance, for each and every month in the term of this Lease, in lawful money of the United States.  If the lease term does not commence on the first day of a calendar month, Tenant will pay, upon execution of the Lease, a prorata part of such sum as rental for such first partial month.

Rental Schedule:

Rates

Monthly

Yearly

First Year

$15.00

$4,150.00

$49,800.00

Second Year

$15.25

$4,219.00

$50,630.00

Third Year

$15.50

$4,288.00

$51,460.00

5.  SECURITY DEPOSIT:  None

6.  SERVICES TO BE PROVIDED BY LANDLORD:

A.   Subject to the rules and regulations hereinafter referred to, Landlord shall furnish Tenant, at Landlord’s expense, the following services during the lease term:

1.  Air conditioning and heating as reasonably required for comfortable use and occupancy under normal office conditions, from 7:00 a.m. to 7:00 p.m., Monday through Friday; and 8:00 a.m. to 12:00 Noon, Saturday, but not on Sundays, New Year’s Day, July 4th, Labor Day, Thanksgiving, Christmas or other holidays observed by a majority of the Building’s tenants from time to time.

2.  Water for drinking, lavatory and toilet purposes.

3.  Janitor service in and about the Leased Premises, five days per week, and periodic window washing.

4.  Elevators (where applicable) for access to and egress from the Building floors on which the Leased Premises are situated.

5.  Replacement of fluorescent lamps in ceiling mounted fixtures installed by Landlord as Building Standard, and electric current for standard Building lighting and Tenant’s office equipment.

B.   No interruption or malfunction of any such services shall constitute an eviction or disturbance of Tenant’s use and possession of the Leased Premises or Building or a breach by Landlord of any of its obligations thereunder or render Landlord liable for damages or entitle Tenant to be relieved from any of its obligations hereunder (including the obligation to pay rent) or grant Tenant any right of set-off or recoupment.  In the event of any such interruption, however, Landlord shall use reasonable diligence to restore such service.  If services are not restored within thirty (30) days, Tenant has the right but not the obligation to cancel this Lease.

C.   Notwithstanding any other term or provision hereof, Tenant shall pay to Landlord, monthly as billed, such charges as may be separately metered or as Landlord’s engineer may compute for any special electric service utilized by Tenant and not specified herein.

7.  REPAIR AND MAINTENANCE:

A.   Landlord will, at its own cost and expense, except as may be provided elsewhere herein, make necessary repairs of damage to the Building corridor, lobby, structural members of the Building, and equipment used to provide the services referred to in Article 6, unless any such damage is caused by acts or omissions of Tenant, its agents, customers, employees or invitees, in which event Tenant will bear the cost of such repairs.  Tenant will promptly give Landlord written notice of any damage in the Leased Premises requiring repair by Landlord, as aforesaid.

B.   Tenant will not injure the Leased Premises or the Building but will maintain the Leased Premises in a clean, attractive condition and in good repair, except as to damage to be repaired by Landlord as provided above.  Upon termination of this lease, Tenant will surrender and deliver up the Leased Premises to Landlord in same condition in which they existed at the commencement of the Lease, excepting only ordinary wear and tear and damage arising from any cause not required to be repaired by Tenant.

C.   This Article 7 shall not apply in the case of damage or destruction by fire or other casualty which is covered by insurance maintained by Landlord on the Building (as to which Article 16 hereof shall apply), or damage resulting from an eminent domain taking as to which Article 20 applies.

8.   COMPLIANCE WITH LAWS AND REASONABLE USAGE:

Tenant, at its own expense, will comply with all Federal, State, Municipal and other laws, ordinances, rules and regulations applicable to the Leased Premises and the business conducted therein by Tenant; will not engage in any activity which would cause Landlord’s fire and extended coverage insurance to be canceled or the rate thereof increased (or, at Landlord’s option, will pay any such increase); will not commit any act which is a nuisance or annoyance to Landlord or to other tenants, or which might, in the exclusive judgment of Landlord, appreciably damage Landlord’s goodwill or reputation, or tend to injure or depreciate the Building; will not commit or permit waste in the Leased Premises of the Building; will comply with rules and regulations from time to time promulgated by Landlord, applicable to the Building; will not paint, erect or display any sign, advertisement, placard or lettering which is visible in the corridors or lobby of the Building without Landlord’s prior approval.

 9.   INSURANCE

A.   Landlord, at its sole cost and expense, shall keep the Leased Premises insured for the mutual benefit of Landlord and Tenant and any fee mortgagee, as their interests may appear, during the term of this Lease against loss or damage by fire and against loss or damage by other risks now or hereafter embraced by “extended coverage” insurance, in an amount not less than eighty percent (80%) of the full insurable value of the Premises.

B.   Tenant agrees to maintain at its own cost and expense comprehensive general liability insurance for the Premises with bodily injury or death limits of not less than $500,000.00 per person or $500,000.00 per occurrence, and with property damage limits of not less than $100,000.00 per occurrence, for the mutual benefit of Landlord and Tenant and any mortgagee of Landlord, as their interests may appear.

C.   Tenant further agrees, at its own cost and expense, to keep insured its personal property located on the Leased Premises, with companies acceptable to Landlord, for such amounts and against such hazards as Landlord may require, including, but not limited to, insurance for damage to the property itself and liability coverage for personal injuries, death or property damage, with losses under policies payable to Landlord as co-insured, on terms satisfactory to Landlord.

D.   Upon request of Landlord, Tenant shall deliver to Landlord all of Tenant’s above said policies, or certificates of insurance therefor.  All insurance policies to be maintained by tenant hereunder shall expressly require the insurance company to provide Landlord thirty (30) days notice prior to cancellation of coverage.

10.   TAXES AND ASSESSMENTS:

A.   Landlord shall pay and discharge all taxes, general and special assessments, and other charges which during the term of this Lease shall be levied on or assessed against the Leased Premises.

B.   Tenant shall pay and discharge all personal property taxes levied on Tenant’s personal property located on he Leased Premises.  Upon request of Landlord, Tenant shall submit to Landlord written evidence of Tenant’s payment thereof.

11.   SUBORDINATION:

This Lease and the rights of Tenant hereunder shall be subordinate to any and all liens, security interests for mortgages affecting the Building and the above described property on which the Building is situated (including any renewals and extensions thereof); provided however, Tenant agrees with Landlord and with any present or future Landlord’s mortgagee that any such Landlord’s mortgagee shall have the right at any time to elect, by a notice in writing given to Tenant, to make this Lease superior to such liens, security interests, or mortgages held by any such Landlord’s mortgagee and upon the giving of such notice to Tenant, this Lease shall be deemed prior and superior to same.

12.  LANDLORD’S LIEN:

TO SECURE THE PAYMENTS OF ALL RENT DUE AND TO BECOME DUE HEREUNDER, AND THE FAITHFUL PERFORMANCE OF ALL OF THE OTHER COVENANTS OF THIS LEASE REQUIRED BY TENANT TO BE PERFORMED, TENANT HEREBY GIVES TO LANDLORD AN EXPRESS CONTRACT LIEN ON AND SECURITY INTEREST IN ALL PROPERTY, INCLUDING BUT NOT LIMITED TO ALL EQUIPMENT, INVENTORY, FURNISHINGS AND FIXTURES WHICH MAY NOW OR HEREAFTER BE PLACED IN THE LEASED PREMISES AND ALSO UPON ALL PROCEEDS OF ANY OF THE FOREGOING, INCLUDING BUT NOT LIMITED TO PROCEEDS OF ANY INSURANCE WHICH MAY ACCRUE TO TENANT BY REASON OF DAMAGE TO OR DESTRUCTION OF ANY SUCH PROPERTY.  TO THE EXTENT PERMITTED BY LAW, ALL EXEMPTION LAWS ARE HEREBY WAIVED BY TENANT.  THIS LIEN AND SECURITY INTEREST IS GIVEN IN ADDITION TO LANDLORD’S STATUTORY LIEN(S) AND SHALL BE CUMULATIVE THERETO.  THIS LIEN AND SECURITY INTEREST MAY BE FORECLOSED WITH OR WITHOUT COURT PROCEEDINGS, BY PUBLIC OR PRIVATE SALE, WITH SUCH NOTICE AS MAY BE REQUIRED BY LAW, AND LANDLORD SHALL HAVE THE RIGHT TO BECOME PURCHASER, UPON BEING THE HIGHEST BIDDER AT SUCH SALE.  UPON REQUEST OF LANDLORD, TENANT AGREES TO EXECUTE UNIFORM COMMERCIAL CODE FINANCING STATEMENTS RELATING TO THE ABOVE GRANTED LIEN AND SECURITY INTEREST.

13.   ASSIGNMENT AND SUBLETTING:

Tenant will not assign this Lease or sublease the premises or any part thereof or mortgage, pledge or hypothecate its leasehold interest or grant any concession or license within the Leased Premises without the prior express written consent of the Landlord, such consent will not be unreasonably withheld, and any attempt to do any of the foregoing without Landlord’s consent shall be void.  For the purposes of this Article, if Tenant is a corporation, partnership, limited partnership or other business entity, any sale or transfer of the stock or ownership rights in Tenant which results in a change in the management or control of Tenant shall be deemed an assignment of this Lease for which Landlord’s consent shall be required.  Notwithstanding any such consent, the undersigned Tenant will remain jointly and severally liable (along with each approved obligations of Tenant hereunder), and Landlord shall be permitted to enforce the provisions of this instrument directly against the undersigned Tenant and/or any assignee or sublessee without proceeding in any way against any other person.

14.  ADDITIONS AND FIXTURES:

A.   Tenant will make no alteration, repair, or addition to the Leased Premises without the prior written consent of Landlord, which consent will not be unreasonably withheld, shall include the Landlord’s approval of the contractor.

B.   Tenant may remove its trade fixtures, office supplies and movable office furniture and equipment not attached to the Building provided:  (1) Such removal is made prior to the termination of the term of this Lease; (2) Tenant is not in default of any obligation or covenant under this Lease at the time of such removal; and (3) Tenant promptly repairs all damage caused by such removal.  All other property at the Leased Premises and any alteration or addition to the Leased Premises (including wall-to-wall carpeting, paneling or other wall covering), other than Tenant’s phone system, and any other article attached or affixed to the floor, wall or ceiling of the Leased Premises shall be come the property of Landlord and shall remain upon and be surrendered with the Leased Premises as a part thereof at the termination of this Lease, Tenant hereby waiving all rights to any payment or compensation therefor.  If, however, Landlord so requests in writing, Tenant will, prior to or within a reasonable time after termination of this Lease, remove any and all alterations, additions, fixtures, equipment and property placed or installed by it in the Leased Premises and will repair any damage caused by such removal.

15.   FIRE AND OTHER CASUALTY:

A.   If at any time during the lease term, the Leased Premises or any portion of the Building shall be damaged or destroyed by fire or other casualty  then Landlord, subject to the prior approval of the Beneficiary of any first Deed of Trust, Mortgage and Security Agreement now or hereinafter on the Building or the above-described property upon which the Building is located (hereinafter “landlord’s Mortgagee”) shall have the election to terminate the Lease or to repair and reconstruct the Leased Premises and Building to the condition in which they existed immediately prior to such damage or destruction, and shall notify Tenant within twenty (20) days of Landlord’s decision.

B.   In any of the aforesaid circumstances, rental shall abate proportionately during the period and to the extent that the Leased Premises are unfit for use by Tenant in the ordinary conduct of its business.  If landlord has elected to repair and restore the Leased Premises, this Lease shall continue in full force and effect and such repairs will be made within a reasonable time thereafter, subject to delays arising from shortages of labor and/or material, acts of God, war or other conditions beyond Landlord’s reasonable control.  In the event that this Lease is terminated as herein permitted, Landlord shall refund to Tenant the prepaid rent (unaccrued as of the date of damage or destruction) less any sum then owing Landlord by Tenant.  If Landlord has elected to repair and reconstruct the Leased Premises, then the lease term shall, at Tenant’s option, be extended by a period of time equal to the period of such repair and reconstruction.

16.   LIABILITY AND INDEMNITY:

A.   Tenant agrees to indemnify and save Landlord harmless from all claims (including costs, attorneys fees and expenses of defending against such claims) arising or alleged to arise from any act of omission of Tenant or Tenant’s agents, employees, contractors, customers or invitees, or arising from any injury or damage to any person or the property of any person occurring during the term of this Lease in or about the Leased Premises or Building and which is caused by Tenant.  Tenant agrees to use and occupy the Leased Premises and other facilities of the Building at its own risk and hereby releases Landlord, its agents and employees from all claims for any damage or injury to the fullest extent permitted by law.

B.   Tenant agrees that Landlord shall not be responsible or liable to Tenant, its employees, agents, customers or invitees, for bodily injury (fatal or non-fatal) or property damage occasioned by the acts or omissions of any other tenant or such tenant’s employees, agent’s customers or invitees within the Building.

17.   EVENTS OF DEFAULT AND REMEDIES:

A.   Each of the following acts or omissions of Tenant or occurrences shall constitute an “Event of Default”:

(1)  Failure or refusal by Tenant to timely pay rent or other payments hereunder.

(2)  Failure to perform or observe any other covenant or condition of this Lease to be performed or observed by Tenant, upon the expiration of a period of thirty (30) days following written notice to Tenant of such failure;

(3)  Abandonment or vacating of the Leased Premises or any significant portion thereof;

(4)  The filing or execution or occurrence of:  a petition under Bankruptcy Code; or an assignment for the benefit of creditors; or a petition or other proceeding by or against the Tenant for the appointment of a trustee, receiver or liquidator of Tenant or any of Tenant’s property or a proceeding by any governmental authority for the dissolution or liquidation of Tenant.

B.   Upon the occurrence of any Event of Default, as enumerated above, Landlord may, at Landlord’s option, in addition to any other remedy or right given hereunder or by law or equity, of any one or more of the following:

(1)  Terminate this Lease, in which event, Tenant shall immediately surrender possession of the Leased Premises to Landlord;

(2)  Enter upon and take possession of the Leased Premises and expel or remove Tenant and any other occupant therefrom, with or without having terminated the Lease;

(3)  Alter locks and other security devices at the Leased Premises.

C.   Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance or surrender of the Leased Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant.  No such alteration of security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others at the Leased Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any Event of Default, to the aforesaid exercise of dominion over Tenant’s property within the Building.  All claims for damages by reason of any such re-entry or repossession or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process.  Tenant agrees that any re-entry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings, as Landlord may elect, and Landlord shall not be liable in trespass or otherwise.

D.   In the event Landlord elects to terminate this Lease by reason of an Event of Default, then notwithstanding such Termination, Tenant shall be liable for and shall pay to Landlord, at Austin, Texas, the sum of all rent and other indebtedness accrued to the date of such termination, plus, as damages, an amount equal to the then present value of the rent reserved hereunder for the remaining portion of the lease term (had such term not been terminated by Landlord prior to the date of expiration stated in Article 2).

E.   In the event that Landlord elects to repossess the Leased Premises without terminating this Lease, then Tenant shall be liable for and shall pay to Landlord at Austin, Texas, all rent and other indebtedness accrued to the date of such repossession, plus rent required to be paid by Tenant to Landlord during the remainder of the lease term until the date of expiration of the term as stated in Article 2, diminished by any net sums thereafter received by Landlord through re-letting the Leased Premises during said period (after deducting expenses incurred by Landlord as provided in Article 17.F).  In no event shall Tenant be entitled to any excess of any rent obtained by re-letting over and above the rent herein reserved.  Actions to collect amounts due by Tenant as provided in this Article 19.E, may be brought from time to time, on one or more occasions, without the necessity of Landlord’s waiting until expiration of the lease term.

F.   In case of an Event of Default, Tenant shall be liable for and shall pay to Landlord, at Austin, Texas, in addition to any sum provided to be paid above:  broker’s fee incurred by Landlord in connection with re-letting the whole or any part of the Leased Premises; the costs of removing and storing Tenant’s or other occupant’s property; the costs of repairing, altering, remodeling or otherwise putting the Leased Premises into condition acceptable to a new tenant or tenants; and all reasonable expenses incurred by Landlord in enforcing Landlord’s remedies, including reasonable attorneys’ fees (which shall not be less than 10% of all sums then owing by Tenant to Landlord).  Past due rent and other past due payments shall bear interest from due date at ten (10%) percent per annum until paid.

G.   In the event of termination or repossession of the Leased Premises for an Event of Default, Landlord shall not have any obligation to re-let or attempt to re-let the premises, or any portion thereof, or to collect rental after re-letting; and in the event of re-letting Landlord may re-let the whole or any portion of the Leased Premises for any period, to any tenant, and for any use and purpose.

H.   If  Tenant should fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment or remedy such other default for the account of Tenant (and enter the Leased Premises for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees, to pay Landlord upon demand, all costs, expenses and disbursements (including reasonable attorneys’ fees) incurred by Landlord in taking such remedial action.

I.   In the event of any default by Landlord, Tenant’s exclusive remedy shall be an action for damages (Tenant hereby waiving the benefit of any laws granting it a lien upon the property of Landlord or upon rent due Landlord), but prior to any such action Tenant will give Landlord (with copies) to Landlord’s Mortgagee) written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days in which to cure any such default.  Unless and until Landlord fails to cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof.  All obligations of Landlord hereunder will be construed as covenants, not conditions.

18.   NON-WAIVER:

Neither acceptance of rent by Landlord nor failure by Landlord to complain of any action, non-action or default of Tenant shall constitute a waiver of any of Landlord’s rights hereunder.  Waiver by Landlord of any right for any default of Tenant shall not constitute a waiver of any right for either a subsequent default of the same obligation or any other default.  Receipt by Landlord of Tenant’s keys to the Leased Premises shall not constitute an acceptance of surrender of the Leased Premises.

19.  HOLDING OVER:

If Tenant should remain in possession of the Leased Premises for a period of thirty (30) days after the expiration of the term of this Lease, without the execution by Landlord and Tenant of a new lease, then Tenant shall be deemed to be occupying the Leased Premises as a tenant-at-sufferance, subject to all the covenants and obligations of this Lease and at a daily rental of twice the per day rental provided hereunder, computed on the basis of thirty (30) day month.

20.   EMINENT DOMAIN:

If there shall be taken during the term of this Lease any part of the Leased Premises or Building, Landlord, with the consent of Landlord’s Mortgagee may elect to terminate this Lease or to continue same in effect.  If Landlord elects to continue this Lease, the rental shall be reduced in proportion to the area of the Leased Premises so taken and Landlord shall repair any damage to the Leased Premises or Building resulting from such taking.  All sums awarded or agreed upon between Landlord or Tenant, whether as damages or as compensation, will be the property of Landlord.  If this Lease should be terminated under any provision of this Article 20, rental shall be payable up to the date that possession is taken by the taking authority, and Landlord will refund to Tenant any prepaid unaccrued rent less any sum then owing by Tenant to Landlord.

21.   ACCESS BY LANDLORD:

Landlord, its agents and employees, shall have access to and the right to enter upon the Leased Premises at any reasonable time to examine the condition thereof, to make any repairs required to be made by Landlord hereunder, to show the Leased Premises to prospective purchasers or Building tenants and for any other purpose deemed reasonable by Landlord.

22.   RELOCATION:

Landlord shall have the right upon thirty (30) days written notice to Tenant to substitute other premises within the Building for the Leased Premises, subject to the same terms and conditions as though originally leased to Tenant at the time of the execution and delivery of the Lease; provided, however that the substituted premises shall contain at least as much square footage as the original Leased Premises without any increase in the rent under this Lease and shall be acceptable to Tenant.  Landlord agrees to pay all reasonable moving expenses of Tenant, including the reasonable replacement of Tenant improvements incidental to such substitution of premises.  Landlord shall not be liable to Tenant in connection with such relocation except for undue delay or property damage caused by Landlord or Landlord’s employees, agents, or contractors.

23.   LANDLORD’S MORTGAGEE:

A.   If the Building or Leased Premises are at any time subject to a lien, mortgage, security interest or deed of trust, then in any instance in which Tenant gives notice to Landlord alleging default by Landlord hereunder, Tenant will also simultaneously give a copy of such notice to each Landlord’s mortgagee (provided, Landlord has given Tenant written notice of each such mortgagee.) and each Landlord’s mortgagee shall have the right (but not obligation) to cure or remedy such default during the period that is permitted to Landlord hereunder, plus an additional period of thirty (30) days,  and Tenant will accept such curative or remedial action (if any) taken by any such Landlord’s mortgagee, with the same effect as if such action had been taken by Landlord.

B.   Tenant will, at such time or times as Landlord may request, sign a certificate stating:  whether this Lease is in full force and affect; whether any amendments or modifications exist; whether there are any defaults hereunder; and such other information and agreements as may be reasonably requested.

24.   TENANT’S ESTOPPEL:

Tenant shall, from time to time, upon not less than five (5) days prior written notice by Landlord, execute, acknowledge and deliver to Landlord (within five (5) days) a written statement certifying that this Lease is unmodified and in full force and effect (or that the same is in full force and unmodified and in full force and effect as modified, listing the instruments of modification), the dates to which the rent and other charges have been paid, whether or not to the best of the Tenant’s knowledge, Landlord is in default hereunder (and if so, specifying the nature of the default), and any other information requested by such third party, it being intended that any such statement delivered pursuant to this Article may be relied upon by a prospective purchaser of Lessor’s interest or mortgagee of Lessor’s interest or assignee of any mortgage upon Landlord’s interest in the Building.

25.  RULES AND REGULATIONS:

Landlord’s Rules and Regulations are set forth on Exhibit “C,” attached hereto, and made a part hereof for all purposes.  Landlord shall have the right at all times to make reasonable additions and changes thereto which are not inconsistent with this Lease, and Landlord shall furnish a written copy thereof to Tenant.  Tenant and Tenant’s agents, employees, family, licensees, invitees, visitors, and contractors shall comply with such Rules and Regulations.

26.   NOTICE:

Any notice which may or shall be given under the terms of this Lease shall be in writing and shall be either delivered by hand or sent by United States Registered or certified Mail, postage prepaid, if for Landlord , to  Monterey & Great Pacific Corporation c/o James F., Parker Interests, Inc., 611 South Congress Avenue, Austin, Texas  78704; or if for Tenant, to the Leased Premises.  Such addresses may be changed from time to time by either party by giving notice as provided above.  Notice shall be deemed given when delivered (if delivered by hand) or when postmarked (if sent by mail).

27.   BINDING EFFECT:

Unless otherwise expressly stated herein, this Lease shall bind and inure to the benefit of the parties to this Lease and their respective successors, assigns, heirs, executors and administrators.

28.   MISCELLANEOUS:

This instrument, including all exhibits and attachments, constitutes the entire agreement between Landlord and Tenant.  No other written or oral promises or representations have been made, and none shall be binding.  This Lease supersedes and replaces any previous Lease between the parties on tenant’s space, including any renewals or extensions thereunder.  Except for reasonable changes in Landlord’s written rules and regulations, this Lease shall not be amended or changed except by written instrument, signed by both Landlord and Tenant.  Captions to Articles are for convenience only, and such captions neither limit nor amplify the provisions of this Lease.  This Lease shall be construed in accordance with the laws of the State of Texas.  If any provision of this Lease is invalid under present or future laws, the remainder of this Lease shall not be affected.

EXECUTED THIS       day of  June, 2002.

LANDLORD

TENANT

Monterey & Great Pacific Corporation

.

By:

By: /s/ Bala Vishwanath

        William R. Dawson, President

     Bala Vishwanath, Chairman & CEO

By: /s/ Mark Eshelman

      Mark Eshelman, Chief Operating Officer

EXHIBIT C

RULES AND REGULATIONS

(See Article 25 of Lease Agreement)

1.  Except with the prior written consent of the Landlord, no Tenant shall sell or cause to be sold any items or services at retail in or from the demised premises, nor shall any Tenant carry on or permit or allow any employee or person to carry on the business of machine copying, stenography, typewriting or similar business in or from the demised premises for the service or accommodation of occupants of any portion of the building without written consent of the Landlord.

2.  The sidewalks, halls, passageways, lobby, elevators and stairwells will not be obstructed by any of the Tenants or used by them for any purpose other than for the ingress and egress to and from their respective premises.

3.  All Tenants shall adhere to and obey all such parking control measures as may be placed into effect by the Landlord through the use of signs, identifying decals or other instructions.

4.  No moving companies shall be used for the purpose of moving furnishings in or out of the premises unless they are licensed commercial movers and are both bonded and insured.

5.  Any electric wiring that the Tenant desires to introduce into his premises must be connected as directed by the Landlord.  No boring or cutting for wires will be allowed except with a specific consent of the Landlord.  The location of telephones, electrical appliances, call boxes, intercoms and other such equipment shall be prescribed by the Landlord.

6.  The Tenant shall not conduct any action nor permit any fire or bankruptcy sale to be held on the premises, nor store goods, wares or merchandise on the premises.

7.  All freight must be moved into, within and out of the building under the supervision of the Landlord and according to such regulations as may be posted in the building office.  All moving of furniture or equipment into or out of the building by the Tenant shall be done at such time and in such manner as directed by the Landlord or its agent.  In no cases shall items of freight, furniture, fixtures or equipment be moved into or out of the building or in any elevator during such hours as are normally considered rush hours to an office building, i.e., morning rush hours, noon rush hours and evening hours.

8.  Requirement of the Tenant for building services, maintenance or repair shall be attended to only upon application to the office of the building. Employees of the building are not permitted to perform work nor to do anything outside of their regular duties unless under special instructions from the office of the building. No employees of the building shall admit any person, Tenant or otherwise, to any office, without specific instructions from the office of the building.

9.  The Tenant shall not change locks or install other locks on door without the written consent of the Landlord.

10.  The Tenant shall give prompt notice to the building of any accidents to or defects in plumbing, electrical fixtures or heating apparatus so that the same may be attended to properly.

11.  No safes or other objects larger or heavier than the freight elevators of the building are limited to carry shall be brought into or installed on the demised premises.  The Landlord shall have the power to prescribe the weight and position of such safes or other objects which shall, if considered necessary by the landlord, be required to be supported by such additional material placed on the floor as the Landlord may direct, and at the expense of the Tenant.  In no event can these items exceed a weight of 50 pounds per square foot of floor space utilized.

12.  No person or persons other than those approved by the Landlord will be permitted to enter the building for purposes of cleaning, maintenance, construction or painting.

13.  Tenant shall not permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the building by reason of noise, odors or vibrations or interfere in any way with other Tenants or those having business therein, nor shall nay animals or birds be kept in or about the building.  This is a non-smoking building.  Smoking or carrying of a lighted cigar or cigarette in the elevators of the building is prohibited.

14.  No cooking shall be done or permitted by any Tenant on the demised premises nor shall offices of the building be used, nor any part thereof permitted to be used for lodging.

15.  Each Tenant upon the termination of the tenancy shall deliver to the Landlord all the keys of the offices, rooms and toilet rooms which have been furnished to the Tenant.

16.  No Tenant shall lay floor covering so that the same shall be affixed to the demised premises in any manner by paste or other material, except that which may easily be removed with water.  The use of cement or other similar adhesive materials is expressly prohibited.  Landlord shall have no obligation to repair, re-stretch, or replace carpeting, but will spot clean and sweep carpeting as part of any janitorial services required to be furnished by Landlord under the Lease.

17.  On Sundays, holidays (legal) and o other days during certain hours for which the building may be closed after normal business hours, access to the building or to the halls, corridors, elevators, stairwells will be controlled by the Landlord through the use of the building watchman.  This watchman will have the right to demand of any and all persons seeking access to the building proper identification to determine if they have rights of access to the premises. The Landlord shall, in no case, be liable for damages wherein admission to the building has not been granted during abnormal hours by reason of a Tenant failing to properly identify himself to the watchman, or through the failure of the building to be unlocked and open for access by the Tenant, Tenant’s employees and general public.

18.  Tenants shall see that doors of the premises are closed and securely locked before leaving the building and must observe strict care not to leave such doors and other openings open and exposed to the weather or other elements, and each Tenant shall exercise extraordinary care and caution that all water faucets or water apparatus are entirely shut off before the Tenant or Tenant’s employees leave the building, and that all electricity, gas and air conditioning shall likewise be carefully shut off, so as to prevent waste or damage, where controlled by Tenant.  All doors opening onto public corridors are to be closed and remain closed at all times.

19.  Janitorial services shall be provided five (5) days per week in and about the premises, and in no case shall such services be provided on Saturdays, Sundays and holidays (legal).  Tenants shall not cause unnecessary labor by reason of carelessness or indifference in the preservation of good order and cleanliness.

20.  Canvassing, soliciting and peddling in the building are prohibited.  Tenants shall cooperate to prevent the same.

21.  The Landlord reserves the right, at any time, to rescind any one or more of these rules and regulations, or to make such other and further reasonable rules and regulations as in the Landlord’s judgment may from time to time be necessary for the safety, care and cleanliness of the premises, and for the prevention of disorder therein.